Exhibit 5.2
[BRACEWELL & GIULIANI LLP LETTERHEAD]
March 25, 2008
Batesville Holdings, Inc.
One Batesville Boulevard
Batesville, Indiana 47006
Ladies and Gentlemen:
     We have acted as counsel to Batesville Holdings, Inc. (the “Company”) in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to, in addition to the other securities being registered thereunder, the registration by the Company of 100,000 shares of the Company’s common stock, no par value, authorized for issuance pursuant to the Hillenbrand, Inc. Executive Deferred Compensation Program (the “Executive Plan”).
     We have examined originals or copies, certified or otherwise, identified to our satisfaction of (a) the Registration Statement, (b) the written documents constituting the Executive Plan and (c) such corporate records of the Company and such other documents and certificates as we have deemed relevant or necessary as a basis for the opinion hereinafter expressed. In our review, we have assumed (i) the genuineness of all signatures on original documents, (ii) the conformity to original documents of all copies submitted to us and (iii) the accuracy and completeness of all corporate and public documents and records made available to us.
     The Executive Plan documents state that the Executive Plan was established to permit a select group of management or highly compensated employees to defer the receipt of compensation otherwise payable to such employees in accordance with the terms of the Executive Plan. The Executive Plan is unfunded and states that it is maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees. For the purpose of this opinion, we have assumed that (a) the Executive Plan was duly adopted by the Company on February 8, 2008; and (b) the Executive Plan is maintained primarily for the purpose of providing the opportunity to defer the receipt of compensation to a select group of management or highly compensated employees.
     By its express terms, the Executive Plan potentially results in a deferral of income by employees for periods extending to the termination of covered employment or beyond. Accordingly, the Executive Plan is an “employee pension benefit plan” described in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). However, as a plan that is unfunded and maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees, the Executive Plan is subject to Parts 1 and 5 of Title I of ERISA, but not to any other provisions of ERISA.
     The Executive Plan is not designed or operated with the purpose of satisfying the requirements for qualification under Section 401(a) of the Internal Revenue Code of 1986, as amended.
     Parts 1 and 5 of Title I of ERISA do not impose any specific written requirements on non-qualified deferred compensation arrangements such as the Executive Plan as a condition to compliance with the applicable provisions of ERISA. Further, the operation of the Executive Plan pursuant to the written provisions of the Executive Plan will not cause the Executive Plan to fail to comply with Parts 1 or 5 of Title I of ERISA.
     On the basis of the foregoing, we are of the opinion that the provisions of the written document constituting the Executive Plan comply with the requirements of ERISA pertaining to such provisions.
     The opinions expressed herein are given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.
     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

Bracewell & Giuliani LLP